Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(6,309,240)
Unrealized Gain (Loss) on Market Value of Futures	7,221,750
Dividend Income	28,202
Interest Income	101,804
Total Income (Loss)	$1,042,516

Expenses
General Partner Management Fees	$49,406
Professional Fees	12,274
Brokerage Commissions	7,921
Non-interested Directors' Fees and Expenses	1,034
Prepaid Insurance Expense	734
Total Expenses	71,369
Expense Waiver	(12,082)
Net Expenses	$59,287
Net Income (Loss)	$983,229

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/19	$76,902,980
Net Income (Loss)	983,229

Net Asset Value End of Month	$77,886,209
Net Asset Value Per Share (4,250,000 Shares)	$18.33

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596